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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

EMRISE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EMRISE CORPORATION
2530 Meridian Parkway
Durham, North Carolina 27713

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 24, 2011

May     , 2011

        NOTICE IS HEREBY GIVEN that the 2011 annual meeting of stockholders of EMRISE Corporation ("EMRISE" or the "Company"), a Delaware corporation, will be held at SpringHill Suites by Marriott, 652 Route 1 & 9 South Newark, New Jersey, 07114 on June 24, 2011 at 11:30 a.m. local time.

        At this important stockholders meeting, stockholders will be asked to consider and vote upon the following proposals:

          1.     To elect Carmine T. Oliva as a Class III director to serve a three-year term on the Company's Board of Directors.

          2.     To approve an amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, to decrease the number of authorized shares of our common stock from 150,000,000 to 75,000,000.

          3.     To consider and vote upon a proposal to ratify the selection of BDO USA, LLP, our independent registered public accountant, to audit our consolidated financial statements for 2011.

          4.     To transact such other business as may properly come before the meeting.

        Our Board of Directors has fixed the close of business on May 17, 2011 as the record date for determining those stockholders who will be entitled to notice of and to vote at the 2011 annual meeting. Only holders of our common stock at the close of business on the record date are entitled to vote at the meeting. Stockholders whose shares are held in the name of a broker or other nominee and who desire to vote in person at the meeting should bring with them a legal proxy.

By Order of the Board of Directors,
Brandi L. Festa, Secretary

Durham, North Carolina

May     , 2011

YOUR VOTE IS IMPORTANT

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, OR VOTE BY TELEPHONE OR OVER THE INTERNET FOLLOWING THE INSTRUCTIONS ON THE PROXY. Returning a signed proxy card will help us secure a quorum and avoid the expense of additional proxy solicitation. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the attached proxy statement.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 24, 2011: The proxy statement for the 2011 Annual Meeting of Stockholders and the Annual Report for the year ended December 31, 2010 are available via the internet at http://www.proxyvote.com.

        Neither the U.S. Securities and Exchange Commission (the "SEC") nor any state securities commission determined that this proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

        This proxy statement is dated May     , 2011 and is first being mailed to the stockholders of the Company on or about May     , 2011.

ii

Page
VOTING AND PROXY	1
DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS	4
EXECUTIVE COMPENSATION AND RELATED INFORMATION	8
INFORMATION ABOUT OUR BOARD OF DIRECTORS, BOARD COMMITTEES AND RELATED MATTERS	16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	24
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	24
PROPOSAL 1 ELECTION OF CLASS III DIRECTOR	26
PROPOSAL 2 AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK THEREUNDER	27
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT	29
STOCKHOLDER PROPOSALS	31
OTHER MATTERS	31
DELIVERY OF THIS PROXY STATEMENT	31
WHERE YOU CAN FIND ADDITIONAL INFORMATION	32

iii

EMRISE CORPORATION
2530 Meridian Parkway
Durham, North Carolina 27713

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 24, 2011

VOTING AND PROXY

        We are furnishing this proxy statement in connection with the solicitation of proxies by our Board of Directors for use at our 2011 annual meeting of stockholders to be held at 11:30 a.m. local time on June 24, 2011, at SpringHill Suites by Marriott, 652 Route 1 & 9 South, Newark, New Jersey, 07114, and at any and all adjournments and postponements of the meeting. This proxy statement and the enclosed proxy are first being sent or given to stockholders of EMRISE Corporation on or about May     , 2011. The following items of business will be discussed at the 2011 annual meeting of stockholders:

          1.     The election of Carmine T. Oliva as a Class III director to serve a three-year term on the Company's Board of Directors.

          2.     The approval of an amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, to decrease the number of authorized shares of our common stock from 150,000,000 to 75,000,000.

          3.     The ratification of the selection of BDO USA, LLP, our independent registered public accountant, to audit our consolidated financial statements for 2011.

          4.     The transaction of such other business as may properly come before the meeting.

        Our annual report on Form 10-K for the year ended December 31, 2010, this proxy statement and the accompanying notice of annual meeting and certain other proxy materials were first made available to our stockholders on the Internet, at http://www.proxyvote.com, on or about May     , 2011. The annual report is not to be regarded as proxy soliciting material or as a communication through which any solicitation of proxies is made.

        The shares represented by each properly executed unrevoked proxy will be voted as directed by the stockholder with respect to the matters described in the proxy. If no direction is made, the shares represented by each properly executed proxy will be voted "FOR" each of the proposals listed on the proxy.

        You may revoke or change your proxy at any time before it is voted, except as otherwise described herein. If you are the registered stockholder (that is, you hold your Company shares in certificated form), you may revoke or change your proxy before it is voted by:

  •
  filing a notice of revocation, which is dated a later date than your proxy, with the Company's Secretary;

  •
  submitting a duly executed proxy card bearing a later date;

  •
  submitting a new proxy by telephone or through the Internet at a later time, but not later than 1:00 a.m., central time, on June 24, 2011, or the day of the meeting date, if the annual meeting is adjourned or postponed; or

  •
  voting by ballot at the annual meeting (simply attending the annual meeting will not constitute revocation of a proxy).

        If your Company shares are held in "street name," you should follow the instructions of your broker, bank or other nominee regarding revocation or change of proxies in order to revoke or change your proxy. If your broker, bank or other nominee allows you to submit a proxy by telephone or the Internet, you may be able to change your vote by submitting a proxy again by telephone or the Internet.

        At the close of business on May 17, 2011, the record date for determining the stockholders entitled to notice of and to vote at the 2011 annual meeting, we had issued and outstanding 10,667,337 shares of common stock. Only holders of record of our common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting or at any adjournments and postponements of the meeting.

        Each share of our common stock issued and outstanding on the record date entitles the holder of that share to one vote at the 2011 annual meeting for all matters to be voted on at the meeting. The holders of a majority of our shares of common stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for purposes of voting on the proposals. Votes cast at the 2011 annual meeting will be tabulated by the person or persons appointed by us to act as inspector of election for the meeting. Shares of our common stock represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), as well as abstentions and broker non-votes, will be counted for purposes of determining whether a quorum is present at the meeting.

        For Proposal 1, the election of one Class III director to our Board of Directors, the nominee receiving the highest number of votes will be elected, as directors are elected by a plurality. In an uncontested election for directors, the plurality requirement is not a factor. For Proposal 2, the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to approve the amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, to decrease the number of authorized shares of our common stock from 150,000,000 to 75,000,000. Approval of Proposal 3, the ratification of the selection of our independent registered public accountants, is not required. However, the affirmative vote of a majority of the shares of our common stock entitled to vote at and present in person or represented by proxy at the meeting will constitute stockholder ratification of the selection of our independent registered public accountants.

        If a broker or other financial institution holds your shares in its name and you do not provide your voting instructions to them, then that firm has discretion to vote your shares for certain routine matters. Proposal 3, the ratification of the selection of our independent registered public accountants to audit our consolidated financial statements for 2011, is a routine matter.

        However, the broker or other financial institution that holds your shares in its name does not have discretion to vote your shares for non-routine matters. The approval of the election of directors (Proposal 1) and the approval of an amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, to decrease the number of authorized shares of our common stock from 150,000,000 to 75,000,000 (Proposal 2) are non-routine matters and the firm that holds your shares in its name may not vote on those items absent your instruction. When a firm votes a client's shares on some but not all of the proposals at the 2011 Annual Meeting, the missing votes are referred to as "broker non-votes." Those shares will be included in determining the presence of a quorum at the 2011 Annual Meeting, but are not considered "present" for purposes of voting on the non-routine items. Because Proposal 2 requires the affirmative vote of a majority of the outstanding common stock, rather than a majority of the common stock present in person or by proxy at the meeting, a broker non-vote could have the effect of a no-vote on Proposal 2.

        As of May 17, 2011, the record date for the annual meeting, the directors and executive officers of the Company held and are entitled to vote, in the aggregate,                  shares of the Company common

stock (excluding options), representing approximately      % of the voting power of the Company. Each of our directors and executive officers have informed the Company that they intend to vote all of their Company shares "FOR" the election of Carmine T. Oliva as a Class III director to serve a three-year term on the Company's Board of Directors, "FOR" the amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, to decrease the number of authorized shares of our common stock from 150,000,000 to 75,000,000, and "FOR" the ratification of the selection of our independent registered public accountant to audit our consolidated financial statements for 2011.

        Although it is not currently expected, the annual meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Despite the absence of a quorum, the chairperson of the annual meeting or a majority of the shares held by stockholders present in person or by proxy at such meeting may adjourn the annual meeting to another time and place, and it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the annual meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned annual meeting, any business may be transacted that might have been transacted on the original date of the meeting. Any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies will allow the Company stockholders who have already sent in their proxies to revoke them prior to their use at the annual meeting, when it is reconvened following such adjournment or postponement, in the manner described above.

        We will pay the expenses of soliciting proxies for the 2011 annual meeting, including the cost of preparing, assembling and mailing the proxy solicitation materials. Proxies may be solicited personally, by mail, by internet or by telephone, or by our directors, officers and regular employees and our investor relations firm who will not be additionally compensated. The matters to be considered and acted upon at the 2011 annual meeting are referred to in the preceding notice and are discussed below more fully.

        If you have more questions about the 2011 Annual Meeting of Stockholders or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact EMRISE Corporation, 894 Faulstich Court, San Jose, California 95112, Attention: Secretary, or by telephone at (408) 200-3598 or e-mail at bfesta@emrise.com.

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

Biographical Information

        The names, ages and positions held by our directors and executive officers as of May     , 2011 and their business experience are as follows:

Name	Age	Titles
Carmine T. Oliva	68	Chairman of the Board, Chief Executive Officer, and Director
Graham Jefferies(1)	53	Director, President and Chief Operating Officer
Brandi L. Festa	41	Principal Financial Officer, Director of Finance and Administration, Secretary and Treasurer
Laurence P. Finnegan, Jr.(5)	72	Director
Otis W. Baskin(2)	65	Director
Richard E. Mahmarian(3)	73	Director
Frank P. Russomanno(1)(2)	63	Director
Julie A. Abraham(1)(4)	53	Director

(1)
Joined the Board of Directors in 2011.

(2)
Member of the Compensation Committee, Nominating and Corporate Governance Committee and Audit Committee.

(3)
Mr. Mahmarian resigned his directorship effective March 31, 2011 and is no longer serving on the Board of Directors.

(4)
Member of the Audit Committee and Nominating and Corporate Governance Committee.

(5)
Member of the Compensation Committee.

        Carmine T. Oliva has been Chairman of the Board, Chief Executive Officer and a Class III director of EMRISE Corporation since March 26, 1997 and of our subsidiary, EMRISE Electronics Corporation, since he founded EMRISE Electronics Corporation in 1983. From March 1997 until July 2009, he was President of EMRISE Corporation. Mr. Oliva served as Acting Chief Financial Officer and Secretary of EMRISE Corporation from August 18, 2006 to May 15, 2007 and served as Acting Chief Financial Officer from April to July 2005. Mr. Oliva has been Chairman of the Board of EMRISE Electronics Ltd. since 1985 and Chairman and Chief Executive Officer of CXR Larus since March 1997. In 2002, Mr. Oliva obtained a French government working permit and assumed responsibility as President of our CXR-AJ subsidiary. From January 1999 to January 2000, Mr. Oliva served as a director of Digital Transmission Systems Inc. From 1980 to 1983, Mr. Oliva was Senior Vice President and General Manager, ITT Asia Pacific Inc. Prior to holding that position, Mr. Oliva held a number of executive positions with ITT Corporation and its subsidiaries over an eleven-year period. Mr. Oliva attained the rank of Captain in the United States Army and is a veteran of the Vietnam War. Mr. Oliva earned a B.A. degree from Seton Hall University and an M.B.A. degree from The Ohio State University. Mr. Oliva is founder of EMRISE from inception. This, in addition to his vast business acumen and experience in the aerospace and defense and communications equipment industries for over 40 years along with his judgment, integrity and reputation and his extensive international business background, including his extensive acquisition and divestiture expertise, makes Mr. Oliva an ideal director of the Company as well as its Chairman.

        Graham Jefferies joined the Board of Directors as a Class II director on March 1, 2011. He was appointed as President in July 2009. He served as Executive Vice President from October 21, 1999 until July 2009. Mr. Jefferies was also appointed as our Chief Operating Officer on January 3, 2005, after having served as Chief Operating Officer of our Telecommunications Group since October 21, 1999.

Mr. Jefferies served as Executive Vice President of EMRISE Corporation from April 1999 through October 1999. Mr. Jefferies has served as a director of CXR-AJ since March 1997 and as its General Manager since July 2002, has served as Managing Director of Belix Power Conversions Ltd., Belix Wound Components Ltd. and Belix Company Ltd. since our acquisition of those companies in April 2000, as Managing Director of XCEL Power Systems, Ltd. since September 1996 and as Managing Director of EMRISE Electronics Ltd. since March 1992. Prior to joining us in 1992, he was Sales and Marketing Director of Jasmin Electronics PLC, a major United Kingdom software and systems provider, from 1987 to 1992. Mr. Jefferies held a variety of project management positions at GEC Marconi from 1978 to 1987. Mr. Jefferies earned a B.S. degree in Engineering from Leicester University and has experience in mergers and acquisitions. Mr. Jefferies is a citizen and resident of the United Kingdom. We believe Mr. Jefferies' education and experience in several leadership roles, such as Chief Operating Officer and Managing Director, as well as his business acumen, judgment, integrity and reputation, make him an ideal director.

        Brandi L. Festa was appointed as Director of Finance and Administration and Principal Accounting Officer, Secretary and Treasurer in September 2010. She served as Corporate Controller from May 2007 to September 2010. Prior to joining us in 2007, she was Assistant Controller of Stater Bros. Markets, a large regional super market chain in Southern California, from January 2005 to April 2007. Ms. Festa was Acting Director of Financial Reporting at Watson Pharmaceuticals Inc., a NYSE listed brand and generic pharmaceuticals manufacturer and distributor with both domestic and international subsidiaries. She also served as Associate Director of Finance and General Accounting and Finance Manager at Watson from June 2001 through June 2004. Ms. Festa began her career in 1997 with Ernst & Young LLP and holds an active license as a CPA in California. Ms. Festa earned a B.S. degree in Accounting from California State University, San Bernardino, and has experience in SEC reporting, Sarbanes-Oxley Act compliance, mergers and acquisitions, international accounting, and U.S. GAAP among other things.

        Laurence P. Finnegan, Jr. has served as a Class II director since March 26, 1997. In addition, he was a director of EMRISE Electronics Corporation from 1985 to March 1997, and was EMRISE Electronic Corporations' part-time Chief Financial Officer from 1994 to 1997. Mr. Finnegan has held positions with ITT (1970-1974) as controller of several divisions, Narco Scientific (1974-1983) as Vice President Finance, Chief Financial Officer, Executive Vice President and Chief Operating Officer, and Fischer & Porter (1986-1994) as Senior Vice President, Chief Financial Officer and Treasurer. Since August 1995, he has been a principal of GwynnAllen Partners, Bethlehem, Pennsylvania, an executive management consulting firm. From 1996-2008, Mr. Finnegan was a director and the President of GA Pipe, Inc., a manufacturing company based in Langhorne, Pennsylvania. From September 1997 to January 2001, Mr. Finnegan served as Vice President Finance and Chief Financial Officer of QuestOne Decision Sciences, an efficiency consulting firm based in Pennsylvania. Since August 2001, Mr. Finnegan has served as a director and the Vice President and Chief Financial Officer of VerdaSee Solutions, Inc., a consulting and software company based in Pennsylvania. Mr. Finnegan earned a B.S. degree in Accounting from St. Joseph's University. Mr. Finnegan's education and lifetime of experience in accounting, including several positions as Chief Financial Officer and controller at industrial and manufacturing companies, as well as his business acumen, judgment, integrity and reputation, makes him an ideal director. Mr. Finnegan resigned as chairman and member of the Audit Committee effective March 31, 2011.

        Otis W. Baskin has served as a Class I director since February 6, 2004. He has been a Professor of Management at The George L. Graziadio School of Business and Management at Pepperdine University in Malibu, California since June 1995 through present and also served as dean from 1995 to 2001. As dean at Pepperdine he was responsible for all aspects of the management of an organization with 200 employees and $47 million in annual revenue. He has been a member of the full-time faculty of the University of Houston—Clear Lake (1975-1987), where he served as Coordinator of the

Management Faculty and Director of the Center for Advanced Management Programs. He has also been Professor of Management at Arizona State University, West Campus (1987-1991) and The University of Memphis (1991-1995), in addition to serving as dean at both universities. In each of these assignments he has had responsibilities for recruitment and setting compensation of both professional and support personnel. Dr. Baskin worked with AACSB International (Association for the Advancement of Collegiate Schools of Business) as Special Advisor to the President and as Chief Executive Officer from July 2002 to June 2004. He is an Associate with the Family Business Consulting Group, where he advises family owned and closely held businesses. He has served as an advisor to Exxon/Mobile Research and Engineering Corporation, NASA and the United States Air Force. Dr. Baskin is an expert in international business who has worked with companies and business schools in more than 40 countries. He earned a Ph.D. in Management, Public Relations and Communication Theory from The University of Texas at Austin, an M.A. degree in Speech Communication from the University of Houston, and a B.A. degree in Religion from Oklahoma Christian University. Dr. Baskin holds a Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization. Dr. Baskin brings a unique blend of business, management, communications and leadership skills, experience and education, as well as his judgment, integrity and reputation, to his role as director and chairperson of the Compensation Committee.

        Richard E. Mahmarian was appointed as a Class III director on March 1, 2006. He is currently serving as a principal and Chairman, President and Chief Executive Officer of Control Solutions, Inc., a company that specializes in providing business systems including hardware, software, consumable products and services to major United States corporations, since December 2003. Mr. Mahmarian also is serving as the Managing Member and Chairman and Chief Executive Officer of REM Associates, LLC, a private investment and consulting company, since 1997. From 1998 until 2001, Mr. Mahmarian was the owner of Alpha Microsystems, LLC, a company that manufactured and sold mini-computer systems, personal computers and servers, provided network services and support, and information technology hardware and software services throughout North America through 50 field offices. In addition, from 1997 until 2006, Mr. Mahmarian owned R&R Palos Verdes Enterprises, Inc., a home construction company in Los Angeles, California. He served in the United States Navy and was honorably discharged. While in the Navy, he received extensive training in advanced electronic technologies. Mr. Mahmarian earned a B.A. degree in Accounting from Upsala College and an M.B.A. in Marketing and Economics from Seton Hall University. Mr. Mahmarian is a member of the Board of Regents of Seton Hall University and the Board of Advisors of Crestmont College of the Salvation Army. During his service on the Board of Directors, Mr. Mahmarian made an ideal director and chair of the Nominating and Corporate Governance Committee because of his long and deep experience in founding, running and growing technology companies with similar technical, engineering, manufacturing, sales and marketing, and distribution issues and challenges, in addition to his business acumen, judgment, integrity and reputation. Mr. Mahmarian resigned his directorship effective March 31, 2011.

        Frank P. Russomanno joined the Board of Directors as a Class I director on March 1, 2011. He served as Vice Chairman of Imation, a New York Stock Exchange-traded company, from March 2009 and Chief Executive Officer of Imation from April 2007 until he retired from the Company in May 2010. He also served as President of Imation from April 2007 to March 2009 and served as a member of the Imation Board of Directors from April 2007 until he retired. Previously, Mr. Russomanno was Chief Operating Officer of Imation from November 2003 to April 2007 and from November 2006 to April 2007 was also acting Chief Executive Officer and President. Prior to November 2003, Mr. Russomanno was president of Imation's Data Storage and Information Management business. Mr. Russomanno is active in industry and nonprofit organizations. Mr. Russomanno is the former chairman of the board of the Content Delivery & Storage Association (CDSA). He currently serves on the Boards of Directors of the Greater Twin Cities United Way and Intellectual Takeout. In addition, he is a former board member of Merrick Community Services in St. Paul, MN. Mr. Russomanno has a Bachelor of Arts degree in history from Seton Hall University. He has taken graduate courses at the University of Oklahoma and Monmouth College and served in the U.S. Army as an artillery officer in Vietnam, achieving the rank of Captain. Mr. Russomanno's background and direct experience leading the operations of a large, diverse organization can be applied to helping the management of the Company and makes him an ideal director and chairman of our Nominating and Corporate Governance Committee.

        Julie A. Abraham joined the Board of Directors as a Class II director on February 1, 2011. Since January 2011, Ms. Abraham has been the Chief Financial Officer of Essex, CT-based Structural Graphics LLC, a high-impact dimensional print company where she had previously served as a consulting Chief Financial Officer since July 2010. In 2008, Ms. Abraham began as a principal with Westbrook, CT-based The Edbraham Group LLC, a privately-held, national direct and digital marketing recruiting firm that she co-founded and still runs. During 2007 to 2008, she also served as a financial consultant to the Magnet Group LLC, a promotional products marketing firm. From 1985 to 2002, Ms. Abraham was employed at ADVO, Inc., a New York Stock Exchange-traded, national direct mail marketing firm, with her most recent position being Senior Vice President, Chief Financial Officer and Operating Committee Member, participating in running the day-to-day operations of the company. During her career at ADVO, she also held the titles of Senior Vice President of Finance and Controller and Operating Committee Member, Vice President and Controller, Vice President Financial Planning and Investor Relations and Vice President Shared Financial Services. From 2004 to 2007, Ms. Abraham was CEO and majority owner of Newington, CT-based DMJ Search, an executive recruiting firm specializing in the direct marketing, print and mail industries. Ms. Abraham earned a bachelor's degree in accounting from the University of Vermont, and she became a certified public accountant in 1982. Ms. Abraham was appointed as chairperson of our Audit Committee effective March 31, 2011. Ms. Abraham's financial expertise in the public company arena and experience in strategic financial planning, as well as her direct knowledge of regulatory affairs, particularly with the SEC, financial controls and financial systems, Sarbanes-Oxley and financial due diligence in preparation for acquisitions will provide valuable insight and guidance to the Company and the Board and makes her an ideal director and chairperson of our Audit Committee.

Term of Office and Family Relationships

        Our officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among our executive officers or directors.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

        The following table provides information concerning the compensation for the years ended December 31, 2009 and December 31, 2010 for our principal executive officer, our current principal accounting officer, our former principal financial officer and our chief operating officer, who served as executive officers during 2010 (collectively, the "named executive officers").

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Carmine T. Oliva	2009	419,523	—	22,325	47,011	(2)	488,859
Chairman and Chief Executive Officer	2010	414,984	—	—	211,247	(3)	626,231
Graham Jefferies(4)	2009	278,156	—	19,907	32,568	(5)	330,631
Director, President and Chief Operating	2010	274,791	—	—	294,635	(6)	569,426
Officer
D. John Donovan(7)	2009	250,506	—	22,325	24,226	(8)	297,057
Chief Financial Officer	2010	182,506	—	—	462,303	(9)	644,809
Brandi L. Festa(10)	2010	135,861	—	—	37,864	(11)	173,725
Principal Accounting Officer, Secretary
and Treasurer

(1)
The dollar amount reflected is the fair value calculated at the grant date for stock options granted in those years, as well as prior fiscal years, in accordance with applicable FASB guidance. For purposes of the amount shown in the table above, no forfeitures were assumed to take place. The fair value of each grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the fiscal years indicated. Information regarding the material terms of the grants for which we recognized compensation costs in 2009 is included in the "Outstanding Equity Awards at December 31, 2010" table below. No options were granted in 2010.

2009
Dividend yield	None
Expected volatility	89%
Risk-free interest rate	0.89%
Expected option life (in years)	6
Weighted-average fair value per share	$1.08
(2)
Amount represented includes $4,041 in insurance premiums we paid with respect to a $1 million term life insurance policy for the benefit of Mr. Oliva's spouse. This amount also includes perquisites or personal benefits, including vehicle allowance and health benefits, provided to Mr. Oliva.

(3)
Amount represented includes (i) $4,041 in insurance premiums we paid with respect to a $1 million term life insurance policy for the benefit of Mr. Oliva's spouse, (ii) $186,250 associated with payments in consideration for modifications to the change in control provisions in his employment agreement and in connection with the closing of the ACC Transaction, and (iii) perquisites or personal benefits, including vehicle allowance and health benefits, provided to Mr. Oliva.

(4)
Mr. Jefferies is based in the United Kingdom and receives his remuneration in British pounds sterling. The compensation amounts listed for Mr. Jefferies are shown in United States dollars, converted from British pounds sterling using the average of the daily conversion rates in effect in 2010 and 2009, respectively. Mr. Jefferies' salary in British pounds sterling was approximately £180,000 for both 2010 and 2009.

(5)
Amount represented includes $16,689 in company contributions to Mr. Jefferies' retirement account. This amount also includes perquisites or personal benefits, including vehicle, life insurance premiums and health benefits provided to Mr. Jefferies.

(6)
Amount represented includes (i) $16,487 in company contributions to Mr. Jefferies' retirement account, (ii) approximately $191,000 equivalent U.S. dollars ("USD") associated with payments in consideration for modifications to the change in control provisions in his employment agreement and in connection with the closing of the ACC Transaction, (iii) approximately $68,000 equivalent USD retention allowances to ensure retention of Mr. Jefferies' employment due to his critical responsibilities governing the operations of the Company, and (iv) perquisites or personal benefits, including vehicle, life insurance premiums and health benefits provided to Mr. Jefferies.

(7)
Mr. Donovan terminated his employment with the Company, effective September 1, 2010.

(8)
Amount represented includes approximately $1,000 in insurance premiums we paid with respect to a term life insurance policy for the benefit of Mr. Donovan's spouse and $13,200 in medical and dental benefits. This amount also includes perquisites or personal benefits, including vehicle allowance, retirement and health benefits provided to Mr. Donovan.

(9)
Amount represented includes (i) approximately $439,000 of severance and related termination payments, as required under the terms of his employment agreement, associated with the termination, by mutual agreement, of Mr. Donovan, effective September 1, 2010, (ii) approximately $680 in insurance premiums we paid with respect to a term life insurance policy for the benefit of Mr. Donovan's spouse, and (iii) $15,600 in medical and dental benefits. This amount also includes perquisites or personal benefits, including vehicle allowance, retirement and health benefits provided to Mr. Donovan.

(10)
Ms. Festa was promoted to the position of Principal Accounting Officer on September 1, 2010. Prior to such date, beginning in May 2007, Ms. Festa served as the Company's Corporate Controller.

(11)
Amount represented includes approximately $16,400 in medical and dental benefits and $14,000 in retention allowance payments to ensure retention of Ms. Festa's employment beyond the ACC Transaction. The value of perquisites and other personal benefits, including vehicle allowance, retirement and health benefits Ms. Festa received was less than $10,000 in aggregate.

Termination Payments

  Carmine T. Oliva

        We may terminate Mr. Oliva's employment at any time, with or without due cause. "Due cause" includes any intentional misapplication of our funds or other material assets, or any other act of dishonesty injurious to us, or conviction of a felony or a crime involving moral turpitude. "Due cause" also includes abuse of controlled substances or alcohol and breach, nonperformance or nonobservance of any of the terms of the agreement, provided that the non-performing party fails to satisfactorily remedy the performance problem following 30 days' written notice.

        Mr. Oliva may terminate his employment at any time, with or without good reason. However, termination for good reason must occur within 90 days of the occurrence of an event constituting good reason, and Mr. Oliva must furnish us with written notice of the event within 30 days after the initial existence of the event and provide us with at least a 30-day cure period. "Good reason" includes: a material diminution in his authority, duties, responsibilities, titles or offices; a purported reduction in base salary amounting to a material diminution in salary to an amount less than 10% below the base salary in effect at the time of the reduction; or our failure to timely cure or diligently initiate a cure of any material breach within 30 days after the non-breaching party gives us written notice of the breach.

        If we terminate Mr. Oliva's employment for due cause or due to Mr. Oliva's breach of his employment agreement by refusing to continue his employment, or if Mr. Oliva terminates his employment without good reason, then all compensation and benefits for Mr. Oliva will cease, other than amounts under retirement and benefit plans and programs that were earned and vested by the date of termination, pro rata annual salary through the date of termination, any stock options that were vested as of the date of termination, and accrued vacation as required by California law.

        If Mr. Oliva becomes incapacitated, we may terminate his employment under the agreement upon 30 days' prior written notice. Upon Mr. Oliva's death, the agreement terminates immediately. If Mr. Oliva's employment terminates due to his incapacity or death, Mr. Oliva or his estate or legal representative will be entitled to receive benefits under our retirement and benefits plans and programs that were earned and vested at the date of termination, a prorated incentive bonus for the fiscal year in which incapacity or death occurred (to the extent he would otherwise be eligible), and a lump sum cash payment in an amount equal to one year of his then current annual salary, grossed up to cover applicable taxes that are deducted from such amount.

        If Mr. Oliva's employment terminates for good reason or other than as a result of due cause, incapacity, death or retirement, Mr. Oliva will be entitled to his salary through the end of the month in which termination occurs plus credit for accrued vacation, and a prorated incentive bonus, if eligible, for the fiscal year during which termination occurred. In addition, under those circumstances, if Mr. Oliva enters into a separation and release agreement with us, then he will be entitled to receive (i) a severance payment equal to three times his then current annual salary (grossed up to cover applicable taxes that are deducted from such amount), (ii) all medical insurance benefits to which he was entitled immediately prior to the date of termination for a period of eighteen months or the date that Mr. Oliva's continued participation in our medical insurance plan was not possible under the plan, whichever was earlier, (iii) a lump-sum cash payment equal to eighteen times the estimated monthly COBRA premiums at the time of termination (taking into account all known or anticipated premium increases) to be used by Mr. Oliva to maintain his medical insurance coverage for an additional eighteen months, and (iv) a lump-sum cash payment equal to thirty-six times the estimated monthly life insurance premiums at the time of termination (taking into account all known or anticipated premium increases) to be used by Mr. Oliva to maintain his existing group life insurance coverage and the $1,000,000 life insurance policy on his life for three years. If our medical insurance plan did not allow Mr. Oliva's continued participation, then we will be required to pay to Mr. Oliva, in monthly installments, the monthly premium or premiums for COBRA coverage, covering the eighteen month period described in clause (ii) in the preceding sentence.

        As of June 17, 2010, Mr. Oliva's employment arrangement was modified. Before such modification, Mr. Oliva was entitled to receive a payment equal to three times his then current annual salary (grossed up to cover applicable taxes that are deducted from such amount) immediately preceding the occurrence of a change in control, regardless of whether Mr. Oliva's employment terminated or he received severance payments as a result of the change in control. Under the modified arrangement that went into effect as of June 17, 2010, Mr. Oliva will only be entitled to receive a payment for a change in control if his employment is terminated by the Company without due cause or by Mr. Oliva for good reason, in both cases within nine months of such change in control. Under these circumstances, Mr. Oliva would be entitled to receive $125,000 in addition to his previous and continuing termination severance amounts. In consideration for these modifications to his employment arrangement and in connection with the sale of the stock of ACC as further described herein, Mr. Oliva was also entitled to receive, upon the earlier of the closing of the ACC Transaction or the first of any other change in control event, both a lump sum payment of $85,000 and an aggregate of $135,000 paid over four months beginning one month after such closing. The amount of any future severance that Mr. Oliva would be entitled to receive under his employment agreement will be reduced by $125,000 of these payments.

        A "change in control" includes the following circumstances:

  (a)
  the acquisition by any person or group of beneficial ownership of securities entitled to vote generally in the election of our directors ("voting securities") that represent 40% or more of the combined voting power of our then outstanding voting securities or 50% or more of the combined fair market value of our then outstanding stock, other than:

  (i)
  an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by us or any person controlled by us or by any employee benefit plan (or related trust) sponsored or maintained by us or any person controlled by us, or

  (ii)
  an acquisition of voting securities by us or a corporation owned, directly or indirectly, by our stockholders in substantially the same proportions as their ownership of our stock;

  (b)
  a majority of members of our board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of members of our board before the date of the appointment or election, excluding any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our board;

  (c)
  the acquisition by any person or group, or combined acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or group, of ownership of assets from us that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of our assets immediately before such acquisition; and

  (d)
  stockholder approval of a complete liquidation or dissolution of our company.

        Notwithstanding circumstance (a) above, however, if we make an acquisition of our securities that (x) causes our voting securities beneficially owned by a person or group to represent 40% or more of the combined voting power of our then outstanding voting securities or (y) causes our stock beneficially owned by a person or group to represent 50% or more of the combined fair market value of our then outstanding stock, the acquisition will not be considered an acquisition by any person or group for purposes of circumstance (a) unless the person or group subsequently becomes the beneficial owner of additional securities of EMRISE.

        For purposes of circumstance (a) above, the calculation of voting power will be made as if the date of the acquisition were a record date for a vote of our stockholders, and for purposes of circumstance (c) above, the calculation of voting power will be made as if the date of the consummation of the transaction were a record date for a vote of our stockholders.

        Notwithstanding the above, there will be no change in control event when there is a transfer to an entity that is controlled by our stockholders immediately after the transfer. A transfer of assets by us is not treated as a change in control if the assets are transferred to: a stockholder of ours (immediately before the asset transfer) in exchange for or with respect to the stockholders' stock; an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by us; a person or group that owns, directly or indirectly, 50% or more of the total value or voting power of all of our outstanding stock; or an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person or group described in the immediately preceding clause.

  Graham Jefferies

        Mr. Jefferies may terminate his employment at any time, with or without good reason. However, termination for good reason must occur within 30 days of the occurrence of an event constituting good reason. The term "good reason" has the same meaning as in Mr. Oliva's employment agreement described above.

        We may terminate Mr. Jefferies employment at any time, immediately upon written notice, with or without due cause. The term "due cause" has the same meaning as in Mr. Oliva's employment agreement described above, except that Mr. Jefferies may satisfactorily remedy the performance problem following 90 days' written notice. If we terminate Mr. Jefferies' employment for due cause or due to Mr. Jefferies' breach of his employment agreement by refusing to continue his employment, or if Mr. Jefferies terminates his employment without good reason, then all compensation and benefits for Mr. Jefferies will cease, other than amounts under retirement and benefit plans and programs that were earned and vested by the date of termination, pro rata annual salary through the date of termination, and any stock options that were vested as of the date of termination, and accrued vacation as required by applicable law.

        If Mr. Jefferies becomes mentally or physically incapable of performing the services required under the agreement for a period of 180 consecutive days, the agreement terminates; provided, however, that Mr. Jefferies will remain an employee of EMRISE Electronics Ltd. and be entitled to remuneration in an amount equal to the amount paid under EMRISE Electronics Ltd.'s permanent health insurance scheme, subject to the paragraph immediately below. Upon Mr. Jefferies' death, the agreement terminates immediately.

        If Mr. Jefferies' employment terminates due to his incapacity or death, Mr. Jefferies or his estate or legal representative will be entitled to receive benefits under our retirement and benefits plans and programs that were earned and vested at the date of termination, a prorated incentive bonus for the fiscal year in which incapacity or death occurred (to the extent he would otherwise be eligible), and a lump sum cash payment in an amount equal to one year of his then current annual salary, grossed up to cover applicable taxes that are deducted from such amount.

        If Mr. Jefferies' employment terminates for good reason or other than as a result of due cause, incapacity, death or retirement, Mr. Jefferies will be entitled to his salary through the end of the month in which termination occurs plus credit for accrued vacation, and a prorated incentive bonus, if eligible, for the fiscal year during which termination occurred. In addition, under those circumstances, if Mr. Jefferies enters into a separation and release agreement with us, then he will be entitled to receive a severance payment equal to two times his then current annual salary (grossed up to cover applicable taxes that are deducted from such amount), to receive all medical and life insurance benefits to which he was entitled immediately prior to the date of termination (or at the election of Mr. Jefferies in the event of a change in control, immediately prior to the date of the change in control) for a period of two years or the date or dates that Mr. Jefferies' continued participation in our medical and/or life insurance plans was not possible under the plans, whichever was earlier. If our medical and/or life insurance plans did not allow Mr. Jefferies' continued participation, then we will be required to pay to Mr. Jefferies, in monthly installments, the monthly premium or premiums that had been payable by us covering the two-year period.

        As of June 18, 2010, Mr. Jefferies' employment arrangement was also modified. Before such modification, Mr. Jefferies was entitled to receive a payment equal to two times his then current annual salary (grossed up to cover applicable taxes that are deducted from such amount) immediately preceding the occurrence of a change in control, regardless of whether Mr. Jefferies' employment terminates and/or he receives severance payments as a result of the change in control. Under the modified arrangement that went into effect as of June 18, 2010, Mr. Jefferies will only be entitled to receive a payment for a change in control if his employment is terminated by the Company without due cause or by Mr. Jefferies for good reason, in both cases within nine months of such change in control. Under these circumstances, Mr. Jefferies would be entitled to receive $100,000 in addition to his previous and continuing termination severance. In consideration for these modifications to his employment arrangement and in connection with the sale of the stock of ACC, as further described herein, Mr. Jefferies was also entitled to receive, upon the earlier of the closing of the ACC Transaction or the first of any other change in control event, both a lump sum payment of $80,000 and an aggregate of $105,000 paid over four months beginning one month after such closing. In addition, Mr. Jefferies has been paid retention payments of $4,300 every other week from June 1, 2010 and will continue to receive such payments through May 30, 2011 (aggregating $111,800) as long as he remains employed by the Company during such time.

  D. John Donovan

        In connection with Mr. Donovan's termination of his employment with the Company, by mutual agreement as part of a realignment of the Company's corporate finance organization in connection with the significant changes to the Company caused by the sale of ACC and other divisions of the Company, effective September 1, 2010, the Company and Mr. Donovan entered into a Separation and Release Agreement pursuant to which the Company agreed to pay Mr. Donovan (i) a lump sum of $417,311 in termination payments, as required by Mr. Donovan's employment agreement and (ii) four equal monthly payments of $5,412.50 for health, dental and life insurance coverage. In addition, the Company agreed to pay Mr. Donovan 100% of his current compensation through August 31, 2010, plus all unused vacation days and floating holidays, to reimburse Mr. Donovan for all business related expenses incurred through August 31, 2010, and to provide Mr. Donovan and his family with continuing health and dental insurance coverage through September 30, 2010 at its expense. These payments were considered payment in full of all obligations of the Company to Mr. Donovan.

  Brandi Festa

        Ms. Festa may terminate her employment at any time, with or without good reason. If Ms. Festa's employment relationship is terminated for any reason other than due cause, Ms. Festa shall be entitled to receive a lump sum cash payment, payable within ten (10) business days following Ms. Festa's separation from service, but in no event later than March 15th of the calendar year immediately following the calendar year in which Ms. Festa's employment relationship is terminated, in an amount equal to six months of Ms. Festa's then current base salary.

Compensation Committee Report

        The Compensation Committee of EMRISE's Board of Directors currently consists of Messrs. Baskin, Finnegan and Russomanno, each of whom the Board has determined to be independent. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act") by virtue of any general statement in such filing incorporating the Form 10-K by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

        The Compensation Committee has reviewed and discussed with management the disclosure regarding Executive Compensation and Related Information contained in this Proxy Statement for the 2011 Annual Meeting. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that such disclosure be included in this Proxy Statement.

                      The Compensation Committee of the Board of Directors

                      Otis W. Baskin, Chairperson
                      Laurence P. Finnegan, Jr.
                      Frank P. Russomanno

Outstanding Equity Awards at December 31, 2010

        The following table sets forth information about outstanding equity awards held by our named executive officers as of December 31, 2010.

	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Carmine T. Oliva	26,667	—		1.88	01/31/2011
	14,134	—		1.31	01/22/2013
	6,934	—		3.75	02/24/2014
	13,334	—		7.50	12/29/2015
	15,556	4,444	(1)	2.18	08/22/2018
	15,556	4,444	(2)	3.06	08/22/2018
	11,667	8,333	(3)	1.53	03/24/2019
Graham Jefferies	14,400	—		1.31	01/22/2013
	10,667	—		3.75	02/24/2014
	13,334	—		7.50	12/29/2015
	15,556	4,444	(1)	2.18	08/22/2015
	15,556	4,444	(2)	3.06	08/22/2015
	11,667	8,333	(3)	1.53	03/24/2016
D. John Donovan(4)	15,556	4,444	(1)	2.18	08/31/2011
	15,556	4,444	(2)	3.06	08/31/2011
	11,667	8,333	(3)	1.53	08/31/2011
Brandi L. Festa	6,667	—		4.24	05/16/2017
	4,000	—		2.44	06/25/2018

(1)
The option becomes exercisable in three equal installments on August 22, 2009, 2010 and 2011.

(2)
The option shall be exercisable in three equal installments on the latter of (a) August 22, 2009, August 22, 2010 and August 22, 2011, respectively, or (b) the date the Company files its financial statements with the SEC for the second consecutive fiscal quarter in which the Company reports net income (after taxes) on its Condensed Consolidated Statements of Operations after August 22, 2008.

(3)
The option becomes exercisable in three equal installments on March 24, 2010, 2011 and 2012.

(4)
Mr. Donovan terminated his employment, by mutual agreement, from the Company, effective September 1, 2010. The outstanding options held by Mr. Donovan have an accelerated expiration date of August 31, 2011.

Director Compensation—2010

        Each non-employee director is entitled to receive $1,000 per month as compensation for his or her services. In addition, each board member chairing a standing committee is entitled to receive $500 per month as compensation for his or her services. Additional compensation is provided to each board member at $750 for attendance of teleconference meetings of thirty minutes or longer in duration and $2,500 in restricted stock issued for in-person attendance at meetings. We reimburse all directors for out-of-pocket expenses incurred in connection with attendance at board and committee meetings. We may periodically award options or warrants to our directors under our existing option and incentive plans.

        The following table provides information concerning the compensation of our non-employee directors for the year ended December 31, 2010:

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)(1)	Option Awards ($)	Total ($)
Laurence P. Finnegan, Jr.(2)	23,590	6,160	—	29,750
Otis W. Baskin(3)	31,380	15,120	—	46,500
Richard E. Mahmarian(4)	31,380	15,120	—	46,500

(1)
The dollar amount reflected is the value of the restricted shares issued on the date of issue. Awards are restricted to transfer for a six month vesting period.

(2)
At December 31, 2010, Mr. Finnegan held vested and unvested options to purchase an aggregate of 60,934 shares of common stock.

(3)
At December 31, 2010, Mr. Baskin held vested and unvested options to purchase an aggregate of 52,668 shares of common stock.

(4)
At December 31, 2010, Mr. Mahmarian held vested and unvested options to purchase an aggregate of 43,334 shares of common stock.

 INFORMATION ABOUT OUR BOARD OF DIRECTORS,
BOARD COMMITTEES AND RELATED MATTERS

Board Composition, Responsibilities and Leadership Structure

        Our business, property and affairs are managed under the direction of our Board of Directors. Directors are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them and by participating in meetings of our board and its committees.

        Our bylaws provide that our Board of Directors shall consist of at least four directors. Our board is divided into three classes of directors: Class I, Class II and Class III. The term of office of each class of directors is three years, with one class expiring each year at our annual meeting of stockholders. We currently have six directors on our board, with no vacancies. Our current board consists of two Class I directors whose terms expire at our 2012 annual meeting, three Class II directors whose terms expire at our 2013 annual meeting, and one Class III director whose term expires at our 2011 annual meeting.

        During 2010, our board held 17 meetings. During 2010, none of our directors attended fewer than 75% of the aggregate of: (1) the total number of meetings of the board of directors (held during the period for which he has been a director); and (2) the total number of meetings held by all committees of the board on which he served (during the periods that he served), except for Mr. Finnegan, who attended fewer than 75% of the aggregate of all such meetings due to health reasons.

        Our Board of Directors has determined that each of Messrs. Baskin, Finnegan and Russomanno and Ms. Abraham are independent based on the director independence standards of the NYSE. The independent members of our Board of Directors are selected because of their independence from management; depth of understanding of technology, manufacturing, sales and marketing, finance and/or other elements directly relevant to the technology and business of EMRISE; education and professional background; and judgment, skill, integrity and reputation.

        The leadership of our Company and our board is split between the executive and chairman leadership of Mr. Oliva, our founder, on the one hand, and our independent directors, which make up 66.67% of the board, on the other hand. Mr. Oliva has over 40 years of experience in the electronics and communications industry. His in-depth knowledge of each of our businesses and the competitive challenges each business faces, as well as his extensive experience as a director and senior member of management, make him the best qualified director to serve as Chairman. Our independent directors are strong leaders with diverse educations, skills and backgrounds. They are appropriately skeptical, leading to thorough review and oversight of the strategies and actions proposed by the Chairman and management. The independent members meet regularly in executive session, with the most qualified member taking the lead in such sessions based on the issues being discussed. The board may subsequently decide to change its leadership structure, as there is no formal policy that requires the Chief Executive Officer and Chairman to be served by one person.

        We believe the combination of Mr. Oliva as our Chief Executive Officer and Chairman in combination with our strong independent board members has been an effective leadership structure for EMRISE. The division of duties and the level of communication between the board and our management provides the basis for the proper functioning of our board and its oversight of management.

Risk Oversight

        Our Board of Directors provides consideration and oversight of risks facing EMRISE and its subsidiaries in the ordinary course of operating the businesses. Together with the Board's standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material strategic, operational, financial, compensation and compliance risks with senior management and discuss the key risks to our business. The committees communicate the risks they oversee with the other committees and the Board, as a whole. The Audit Committee is responsible for discussing overall risk assessment and risk management practices, as set forth in the Audit Committee's charter. For example, the Audit Committee assists the Board in its risk oversight function by reviewing and discussing with management our system of disclosure controls and our internal controls over financial reporting. The Audit Committee also performs a central oversight role with respect to financial and compliance risks and meets at least quarterly with our independent auditor, BDO USA, LLP. The Nominating and Corporate Governance Committee assists the board in its risk oversight function by periodically reviewing and discussing with management important compliance and quality issues. The Compensation Committee considers risk in connection with its design of compensation programs for our executives. At this time, the Compensation Committee does not believe that the risks arising from the Company's compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company.

Code of Ethics

        Our Board of Directors has adopted an Amended and Restated Code of Business Conduct and Ethics that applies to all of our directors, officers and employees and an additional Code of Business Ethics that applies to our Chief Executive Officer and senior financial officers. These codes are available on our Internet website, located at http://www.emrise.com.

        We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from provision of these codes that relate to one or more of the items set forth in Item 406(b) of Regulation S-K, by describing on our Internet website within four business days following the date of a waiver or a substantive amendment, the date of the waiver or amendment, the nature of the amendment or waiver, and the name of the person to whom the waiver was granted.

        Information on our Internet website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any filings we make with the SEC.

Board Committees

        Our Board of Directors currently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

        The Audit Committee selects our independent registered public accountants; reviews the results and scope of the audit and other services provided by our independent registered public accountants; reviews our financial statements for each interim period and for our year end and our internal financial and accounting controls; and recommends, establishes and monitors our disclosure controls and procedures. Three of our independent directors, Messrs. Finnegan, Baskin and Mahmarian, served on our Audit Committee throughout 2010, with Mr. Finnegan serving as chairperson. Ms. Abraham and Messrs. Baskin and Russomanno currently serve on the Audit Committee, with Ms. Abraham serving as chairperson. Our Board of Directors has determined that Ms. Abraham is an audit committee financial expert. The Audit Committee operates pursuant to a charter approved by our Board of Directors and Audit Committee, according to the rules and regulations of the SEC. The Audit Committee held eight meetings in 2010.

Compensation Committee

        The Compensation Committee is responsible for establishing and administering our policies involving the compensation of all of our executive officers and establishing and recommending to our Board of Directors the terms and conditions of all employee and consultant compensation and benefit plans. Our entire Board of Directors also may perform these functions with respect to our employee stock option plans. Messrs. Finnegan, Mahmarian and Baskin served on the Compensation Committee throughout 2010, with Mr. Baskin serving as chairman. Messrs. Baskin, Finnegan and Russomanno currently serve on the Compensation Committee, with Mr. Baskin serving as chairman. The Compensation Committee operates pursuant to a charter approved by our Board of Directors and Compensation Committee. The Compensation Committee held eleven meetings in 2010.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of EMRISE's Board of Directors for the year ended December 31, 2010 consisted of Messrs. Finnegan, Baskin and Mahmarian, none of whom have served as an officer or employee of EMRISE. No executive officer of EMRISE served as a director or Compensation Committee member of another entity in which the members of the Compensation Committee or the Board of Directors were an executive officer or director.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee reviews and provides oversight with regard to our corporate governance related policies and procedures and also recommends nominees to our Board of Directors and committees of our Board of Directors, develops and recommends to our Board of Directors corporate governance principles, and oversees the evaluation of the Board of Directors and management. Messrs. Baskin, Mahmarian and Finnegan served on the Nominating and Corporate Governance Committee throughout 2010, with Mr. Mahmarian serving as chairman. Messrs. Russomanno and Baskin and Ms. Abraham currently serve on the Nominating and Corporate Governance Committee, with Mr. Russomanno serving as chairman. The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director, including candidates that may be referred by stockholders. The Nominating and Corporate Governance Committee held two meetings in 2010.

        The Nominating and Corporate Governance Committee will consider candidates for director recommended by any stockholder that is the beneficial owner of shares representing more than 1.0% of the then-outstanding shares of our common stock and that has beneficially owned those shares for at least one year. The Nominating and Corporate Governance Committee will evaluate those recommendations by applying its regular nominee criteria and considering the additional information described in the Nominating and Corporate Governance Committee's below-referenced charter. Stockholders that desire to recommend candidates for the board for evaluation may do so by contacting EMRISE in writing, identifying the potential candidate and providing background and other information in the manner described in the Nominating and Corporate Governance Committee's charter. Candidates may also come to the attention of the Nominating and Corporate Governance Committee through current board members, professional search firms and other persons. In evaluating potential candidates, the Nominating and Corporate Governance Committee will take into account a number of factors, including, among others, the following:

  •
  independence from management;

  •
  depth of understanding of technology, manufacturing, sales and marketing, finance and/or other elements directly relevant to the technology and business of our company;

  •
  education and professional background;

  •
  judgment, skill, integrity and reputation;

  •
  existing commitments to other businesses as a director, executive or owner;

  •
  personal conflicts of interest, if any; and

  •
  the size and composition of the Board of Directors.

        In addition, prior to nominating a sitting director for re-election at an annual meeting of stockholders, the Nominating and Corporate Governance Committee considers the director's past attendance at, and participation in, meetings of our Board of Directors and its committees and the director's formal and informal contributions to their respective activities.

        The Nominating and Corporate Governance Committee strives to maintain a Board of Directors with a diverse set of skills and qualifications, to ensure that the Board of Directors is adequately serving the needs of our stockholders. Before evaluating director candidates, the committee reviews the skills and qualifications of the directors currently serving on the board and identifies any areas of weakness or skills of particular importance. On the basis of that review, the committee will evaluate director candidates with those identified skills. While the Nominating and Corporate Governance Committee does not have a formal policy on board diversity, the committee takes into account a broad range of diversity considerations when assessing director candidates, including individual backgrounds and skill sets, professional experiences and other factors that contribute to our board having an appropriate range of expertise, talents, experiences and viewpoints, and considers those diversity considerations, in view of the needs of the board as a whole, when making decisions on director nominations.

        The Nominating and Corporate Governance Committee operates pursuant to a charter approved by our Board of Directors and the Nominating and Corporate Governance Committee.

Committee Charters

        The charters of our Audit, Compensation and nominating and Corporate Governance committees, and our codes of business conduct and ethics, are included on our website at http://www.emrise.com. The foregoing information is also available in print to any stockholder who requests it. All such requests should be in writing and should be sent to "c/o Secretary" at 894 Faulstich Court, San Jose, California 95112 by telephone at (408) 200-3598 or by e-mail at bfesta@emrise.com.

Security Holder Communications with the Board of Directors

        The Board of Directors has established a process to receive communications from security holders. Security holders and other interested parties may contact any member (or all members) of the Board of Directors, or the independent directors as a group, any committee of the Board of Directors or any chair of any such committee, by mail or electronically. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent "c/o Secretary" at 894 Faulstich Court, San Jose, California 95112. To communicate with any of our directors electronically, security holders should send an email to our Secretary at: bfesta@emrise.com or call (408) 200-3598.

        All communications received as set forth in the preceding paragraph will be opened by the Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board of Directors will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, our Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Policy With Regard to Board Members' Attendance at Annual Meetings

        It is our policy that our directors are invited and encouraged to attend all of our annual meetings. At the date of our 2010 annual meeting, we had four members on our Board of Directors, all of whom were in attendance in person or telephonically at our 2010 annual meeting.

Report of the Audit Committee of the Board of Directors

        Management is responsible for the preparation of the Company's financial statements and the Company's independent registered public accountants are responsible for auditing those statements. In connection with the preparation of the financial statements for the year ending December 31, 2010, the Audit Committee (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent registered public accountants the matters required to be discussed under Statement on Auditing Standards No. 61, as amended, (AICPA Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (iii) received the written report, disclosures and the letter from the independent registered public accountants required by Public Company Accounting Oversight Board Rule 3526, "Communication with Audit Committees Concerning Independence," and the Audit Committee has reviewed, evaluated and discussed with that firm the written report and its independence from the Company. The Audit Committee also has discussed with management of the Company and the independent registered public accountants such other matters and received such assurances from them as the Audit Committee deemed appropriate.

        Based upon these reviews and discussions, the Audit Committee recommended, and the Board of Directors approved, the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the SEC.

Audit Committee
Julie A. Abraham, Chairperson Otis W. Baskin Frank P. Russomanno

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Table

        Except as otherwise indicated in the related footnotes, the following table sets forth information with respect to the beneficial ownership of our common stock as of May     , 2011, by:

  •
  each person known by us to beneficially own more than 5% of the outstanding shares of our common stock;

  •
  each of our current directors;

  •
  each of the named executive officers in the summary compensation table contained above; and

  •
  all of our directors and our executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or dispositive power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them. Except as indicated in the discussion of contractual beneficial ownership limitations below and except as indicated in the footnotes to the table below, shares of common stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 10,667,337 shares of common stock outstanding as of the date of the table.

        The address of each of the following stockholders, unless otherwise indicated in the footnotes to the table, is c/o EMRISE Corporation, 894 Faulstich Court, San Jose, California 95112. Messrs. Oliva, Finnegan, Baskin, Jefferies, and Russomanno and Ms. Abraham are directors of EMRISE Corporation. Messrs. Oliva and Jefferies and Ms. Festa are named executive officers and current executive officers of EMRISE Corporation.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Carmine T. Oliva	448,884	(1)	4.18%
Laurence P. Finnegan, Jr.	81,540	(2)	*
Otis W. Baskin	72,455	(3)	*
Graham Jefferies	100,847	(4)	*
Frank P. Russomanno	—		*
Julie A. Abraham	—		*
Brandi Festa	10,667	(5)	*
All executive officers and directors as a group (7 persons)	714,393	(6)	6.53%

*
Less than 1.00%

(1)
Includes 21,837 shares held individually by Mr. Oliva's spouse, and 77,181 shares underlying vested options.

(2)
Includes 52,323 shares underlying vested options.

(3)
Includes 44,057 shares underlying vested options.

(4)
Includes 81,180 shares underlying vested options.

(5)
Includes 10,667 shares underlying vested options.

(6)
Includes 265,408 shares underlying vested options and 21,837 outstanding shares held individually by Mr. Oliva's wife.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2010.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	621,089	(1)	$3.36	8,770,845	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	621,089		$3.36	8,770,845

(1)
Represents shares of common stock underlying options that are outstanding under our 1993 Stock Option Plan, our Employee Stock and Stock Option Plan, our 1997 Stock Incentive Plan, our Amended and Restated 2000 Stock Option Plan and our 2007 Stock Incentive Plan. The material features of these plans are described in note 11 to our consolidated financial statements for the year ended December 31, 2010.

(2)
Represents shares of common stock available for issuance under options that may be issued under our Amended and Restated 2000 Stock Option Plan and our 2007 Stock Incentive Plan.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence

        The Company is not required by the OTC Bulletin Board, on which it is quoted, to determine or comply with independent director requirements. The following information concerning director independence is based on the director independence standards of the NYSE. Our Board of Directors has determined that each of Messrs. Baskin, Finnegan, and Russomanno and Ms. Abraham are independent in accordance with the definition of independence of the NYSE because none of those directors has, or during the past three years has had, a material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us, and none of those directors is disqualified from being deemed independent under the NYSE rules. Our Board of Directors has also determined that each member of the audit committee is independent.

        The non-management members of our board of directors must meet at regularly scheduled executive sessions without management, with a non-management director presiding over each executive session. A presiding director for each session is selected by the board members in attendance at the session based upon the topics to be discussed at the session. The non-management directors can be contacted by calling the chairperson of the audit committee. Further, if the non-management directors include directors who are not independent, then we should at least once a year schedule an executive session including only independent directors.

Transactions with Related Persons

        We are party to indemnification agreements with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. The Nominating and Corporate Governance Committee reviews, approves and ratifies any transactions between the Company and related persons.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. These officers, directors and stockholders are required by the SEC regulations to furnish us with copies of all reports that they file.

        Based solely upon a review of copies of the reports furnished to us during the year ended December 31, 2010 and thereafter, or any written representations received by us from directors, officers and beneficial owners of more than 10% of our common stock that no other reports were required, we believe that, during 2010, all Section 16(a) filing requirements applicable to our directors and officers were made on a timely basis.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        The following discussion should be read in conjunction with our consolidated financial statements and the related notes thereto contained in our Annual Report on Form 10-K for the year ended December 31, 2010. The following discussion contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance and our current beliefs regarding revenues we might generate, expenses we might incur and profits we might earn if we are successful in implementing our business and growth strategies.

        These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of EMRISE's control and are difficult to predict. Factors that may cause such differences include, but are not limited to:

  •
  our ability to continue to borrow funds under the financing arrangements currently in place or to secure additional financing in the future;

  •
  exposure to and impacts of various international risks including legal, business, political and economic risks associated with our international operations, also including the impact of foreign currency translation;

  •
  the projected growth or contraction in the electronic devices and communications equipment markets in which we operate;

  •
  our strategies for expanding, maintaining or contracting our presence in these markets;

  •
  anticipated trends in our financial condition and results of operations;

  •
  our ability to meet our working capital and other financing needs;

  •
  our ability to distinguish ourselves from our current and future competitors;

  •
  our ability to secure long term purchase orders;

  •
  our ability to deliver against existing or future backlog;

  •
  technical or quality issues experienced by us, our suppliers and/or our customers;

  •
  failure to comply with existing or future government or industry standards and regulations;

  •
  our ability to successfully locate, acquire and integrate any possible future acquisitions;

  •
  our ability to successfully support the working capital needs of our company;

  •
  the impact of current and/or future economic conditions, including but not limited to the overall condition of the stock market, the overall credit market, the global recession, political, economic and/or other constraints which are or may negatively impact the industries in which we participate and/or the ability for us to market the products which we sell; and

  •
  our ability to successfully compete against competitors that in many cases are larger than us, have access to significantly more working capital than we do and have significant resources in comparison to us.

        Any of the factors described above could cause our financial results, including our net income or loss or growth in net income or loss to differ materially from prior results, which in turn could, among other things, cause the price of our common stock to fluctuate substantially.

        EMRISE cautions that the foregoing list of factors is not exclusive. EMRISE is also subject to risks and uncertainties and other factors discussed in documents incorporated by reference in this proxy statement, including EMRISE's most recently filed Form 10-K and Form 10-Q and any amendments thereto. All subsequent written and oral forward-looking statements concerning EMRISE, the 2011 Annual Meeting, or other matters attributable to EMRISE or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above. EMRISE does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this document.

PROPOSAL 1
ELECTION OF CLASS III DIRECTOR

        Our bylaws provide that our Board of Directors shall consist of at least four directors. Our board is divided into three classes of directors: Class I, Class II and Class III. The term of office of each class of directors is three years, with one class expiring each year at our annual meeting of stockholders.

        Our current board consists of three Class II directors, Graham Jefferies, Laurence P. Finnegan, Jr., and Julie A. Abraham, whose terms expire at our 2013 annual meeting, two Class I directors, Otis W. Baskin and Frank P. Russomanno, whose terms expire at our 2012 annual meeting, and one Class III director, Carmine T. Oliva, whose term expires at the 2011 annual meeting. Mr. Oliva is named as a nominee for election to serve a three-year term expiring at our 2014 annual meeting or until succeeded by another qualified director who has been duly elected.

        The proxy holders intend to vote all proxies received by them in favor of the election of Carmine T. Oliva unless instructions to the contrary are marked on the proxy. If Mr. Oliva is unable or declines to serve as a director at the time of the annual meeting, an event not now anticipated, the proxies will be voted for any nominee designated by our present board. However, the proxy holders may not vote proxies for a greater number of persons than the number of nominees named on the proxy.

Required Vote of Stockholders and Board Recommendation

        Directors are elected by a plurality vote of shares present in person or represented by proxy at the meeting. This means that the director nominee with the most votes for a particular slot on the board is elected for that slot. In an uncontested election for directors, the plurality requirement is not a factor.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF CARMINE T. OLIVA AS A CLASS III DIRECTOR.

 PROPOSAL 2
AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF
COMMON STOCK THEREUNDER

Background

        Our Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") currently authorizes the issuance by the Company of up to 150,000,000 shares of common stock, par value $0.0033 per share (the "common stock"), and 10,000,000 shares of preferred stock, par value $0.01 per share. On May 10, 2011, our Board of Directors adopted a resolution setting forth a proposed amendment to Article IV of the Certificate of Incorporation, subject to stockholder approval, to decrease the shares of common stock that are authorized for issuance by 75,000,000 shares, bringing the total number of shares of common stock authorized for issuance to 75,000,000. No change will be made to any other provision of the Certificate of Incorporation.

        As of May    , 2011, there were 10,667,337 shares of common stock issued and outstanding, 8,770,845 shares of common stock reserved for issuance under our existing equity compensation plans, options outstanding to issue 586,088 shares of common stock, and warrants outstanding to issue 8,334 shares of common stock. Accordingly, as of May    , 2011, there were an aggregate of 20,032,604 shares issued and outstanding and reserved for issuance, leaving 129,967,396 shares available for future issuances. If this amendment is approved, the number of shares available for future issuances will be reduced to 54,967,396 shares.

        To implement the amendment to the Certificate of Incorporation, the first paragraph of Article IV of our Certificate of Incorporation would be amended and restated to read as follows: "The Corporation is authorized to issue one class of capital stock to be designated 'Common Stock' and another class of capital stock to be designated 'Preferred Stock.' The total number of shares of Common Stock that the Corporation is authorized to issue is seventy five million (75,000,000), with a par value of $0.0033 per share. The total number of shares of Preferred Stock that the Corporation is authorized to issue is ten million (10,000,000), with a par value of $0.01 per share." A copy of the proposed Amendment is set forth in Annex A to this proxy statement.

        Our Board of Directors believes that it is advisable and in the best interests of the Company and our stockholders to decrease the number of authorized shares of common stock. We currently do not anticipate that we will seek authorization from stockholders for the issuance of additional shares of common stock unless required by applicable laws or exchange rules, and a reduction in the number of authorized shares of common stock will allow the Company to reduce its annual fees paid to the State of Delaware. Except for shares of common stock currently reserved for issuance under our existing equity incentive plans, the Board of Directors has no current plans to issue additional shares of common stock and believes that the Company will still have sufficient authorized common stock remaining to enable us to respond to any business opportunities that may present themselves from time to time.

        The proposed decrease in the number of authorized shares of common stock could have a number of effects on our stockholders. The decrease could limit some anti-takeover strategies that the Company may implement, as the number of additional shares that could be issued (within the limits imposed by applicable law) would be decreased. For example, additional shares could be issued by us as an anti-takeover strategy so as to dilute the stock ownership or voting rights of persons seeking to obtain control of us. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company.

Required Vote of Stockholders and Board Recommendation

        The affirmative vote of a majority of the outstanding shares of common stock entitled to vote on this proposal is required to approve this amendment to our Certificate of Incorporation.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO DECREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 150,000,000 TO 75,000,000.

 PROPOSAL 3
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

        Our audit committee has selected BDO USA, LLP ("BDO"), independent registered public accountants, to audit our consolidated financial statements for 2011, and our Board of Directors has concurred in this selection. Additional information regarding our relationship with our independent public accountants is contained in this proxy statement under the headings "Report of the Audit Committee of the Board of Directors," "Principal Accounting Fees and Services," and "Pre-Approval Policies and Procedures." We anticipate that a representative of BDO will be present at our 2011 annual meeting, will have the opportunity to make a statement if they desire to do so at the meeting, and will be available to respond to appropriate questions at the meeting.

Principal Accounting Fees and Services

  Fees and Services for 2010 and 2009

        The following table sets forth the aggregate fees billed to us by BDO, our principal accountant, for professional services rendered in connection with the audit of our consolidated financial statements for the years ended December 31, 2010 and December 31, 2009.

Fee Category	2010	2009
Audit Fees	$322,523	$326,838
Audit-Related Fees	166,454	30,000
Tax Fees	78,437	5,000
All Other Fees	—	—

Total	$567,414	$361,838

        Audit Fees.    Audit fees consist of fees billed for professional services for (i) audit of our 2010 and 2009 consolidated financial statements, (ii) review of the interim consolidated financial statements included in our 2010 and 2009 quarterly reports, and (iii) services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

        Audit-Related Fees.    Audit related fees in 2010 consisted of fees billed for professional services performed with respect to (i) responding to a comment letter received from the SEC, (ii) the disposition of two subsidiaries in 2010, and (iii) other equity transaction related activities. Audit related fees in 2009 consisted of fees billed for professional services performed with respect to a disposition completed in 2009 and equity transaction related activities.

        Tax Fees.    Tax fees for 2010 and 2009 consisted of fees billed for professional services for tax compliance, tax advice and tax planning and equity transaction related activities. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

        All Other Fees.    No other fees were incurred for 2010 or 2009.

  Pre-Approval Policies and Procedures

        Our audit committee pre-approves all services provided by our principal accountant. Our audit committee also considers in advance whether or not to approve any non-audit services to be performed by the independent accounting firm required to be approved by the audit committee pursuant to any applicable rules and regulations.

Change in Accountants

        Effective April 30, 2009, we dismissed Hein & Associates LLP ("Hein"), the independent registered public accounting firm that was engaged as the principal accountant to audit our consolidated financial statements, following Hein's completion of its audit of our consolidated financial statements for the fiscal year ended December 31, 2008. Effective the same date, we engaged BDO, an independent registered public accounting firm, as the principal accountant to audit our consolidated financial statements. The decision to change the independent registered public accounting firm was approved by our audit committee. The reason for the change was to allow us to engage an audit firm with a larger international network and one that has an office closer to our then largest U.S. subsidiary, Advanced Control Components, Inc. We believe that BDO is providing us a more synergistic audit solution. In addition, we believe that BDO has adequate resources and experience to provide us with the global auditing and tax services we require.

        Hein's reports on our consolidated financial statements for the fiscal years ended December 31, 2008 and December 31, 2007 did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2008 and 2007 and the subsequent interim period through April 30, 2009, there were no disagreements between us and Hein on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Hein, would have caused Hein to make reference to the matter in connection with its reports on our financial statements. During the two fiscal years ended December 31, 2008 and 2007 and the subsequent interim period through April 30, 2009, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K under the Securities Act of 1933, as amended ("Regulation S-K").

        We did not consult with BDO during the fiscal years ended December 31, 2008 and December 31, 2007 and the subsequent interim period through April 30, 2009 regarding either:

          1.     The application of accounting principles to any specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that BDO concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

          2.     Any matter that was either subject of disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is explained in Item 304(a)(1)(v) of Regulation S-K.

Required Vote of Stockholders and Board Recommendation

        Although stockholder approval is not required, our Board of Directors has directed that this selection be submitted to our stockholders for ratification at our 2011 annual meeting. The affirmative vote of a majority of the shares of our common stock entitled to vote at and present in person or represented by proxy at the meeting will constitute stockholder ratification of the selection. Abstentions, but not broker non-votes, will be treated as shares present and entitled to vote on this proposal. Applying that standard, an abstention will have the effect of a vote "against" this proposal, and a broker non-vote will reduce the absolute number (although not the percentage) of the affirmative votes needed for approval of this proposal. If stockholder approval of this proposal is not obtained, our audit committee and Board of Directors may reconsider our appointment of BDO as our independent registered public accountants.

        OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT TO AUDIT OUR CONSOLIDATED FINANCIAL STATEMENTS FOR 2011.

STOCKHOLDER PROPOSALS

        Pursuant to Rule 14a-8 under the Exchange Act, proposals by stockholders that are intended for inclusion in our proxy statement and proxy card and to be presented at our next annual meeting need to be received by us no later than 120 calendar days in advance of the one-year anniversary of the date of this proxy statement, or                        , in order to be considered for inclusion in our proxy materials relating to the next annual meeting. However, if the date of our 2012 annual meeting changes by more than 30 days from the date of our 2011 annual meeting, proposals by stockholders must be received a reasonable time before we mail our proxy materials for the current year's meeting in order to be timely. For purposes of the preceding sentence, a "reasonable time" coincides with any adjusted deadline we publicly announce. Proposals intended for inclusion in our proxy statement and proxy card for our 2012 annual meeting must be addressed to our secretary at our corporate headquarters and may be included in next year's annual meeting proxy materials if they comply with rules and regulations of the SEC governing stockholder proposals.

        Proposals by stockholders that are not intended for inclusion in our proxy materials may be made by any stockholder who timely and completely complies with the notice procedures contained in our bylaws, was a stockholder of record at the time of giving of notice and is entitled to vote at the meeting, so long as the proposal is a proper matter for stockholder action and the stockholder otherwise complies with the provisions of our bylaws and applicable law. However, stockholder nominations of persons for election to our Board of Directors at a special meeting may only be made if our Board of Directors has determined that directors are to be elected at the special meeting.

        To be timely, a stockholder's notice regarding a proposal not intended for inclusion in our proxy materials must be delivered to our Secretary at our corporate headquarters not later than:

  •
  Typically in the case of an annual meeting, the close of business on the 45th day before the first anniversary of the date on which we first mailed our proxy materials for the prior year's annual meeting of stockholders, or                  , 2012. However, if the date of our 2012 annual meeting changes more than 30 days from the date of our 2011 annual meeting, in order for the stockholder's notice to be timely it must be delivered to our secretary a reasonable time before we mail our proxy materials for the current year's meeting. For purposes of the preceding sentence, a "reasonable time" coincides with any adjusted deadline we publicly announce.

  •
  In the case of a special meeting, the close of business on the 7th day following the day on which we first publicly announce the date of the special meeting.

        Except as otherwise provided by law, if the chairperson of the meeting determines that a nomination or any business proposed to be brought before a meeting was not made or proposed in accordance with the procedures set forth in our bylaws and summarized above, the chairperson may prohibit the nomination or proposal from being presented at the meeting.

OTHER MATTERS

        The board knows of no matter to come before the annual meeting other than as specified in this proxy statement. If other business should, however, be properly brought before the meeting, the persons voting the proxies will vote them in accordance with their best judgment.

DELIVERY OF THIS PROXY STATEMENT

        The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, known as "householding," potentially means extra convenience for stockholders and cost savings for companies. This year, a number of brokers with customers who are our stockholders will be "householding" our proxy materials unless contrary instructions have been received from the customers. We will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any stockholders sharing an address to which only one copy was mailed. Requests for additional copies should be directed to EMRISE Corporation, 894 Faulstich Court, San Jose, California 95112, Attention: Secretary, or by telephone at (408) 200-3598 or e-mail at bfesta@emrise.com.

        Once a stockholder has received notice from his or her broker that the broker will be "householding" communications to the stockholder's address, "householding" will continue until the stockholder is notified otherwise or until the stockholder revokes his or her consent. If, at any time, a stockholder no longer wishes to participate in "householding" and would prefer to receive separate copies of the proxy statement, the stockholder should so notify his or her broker. Any stockholder who currently receives multiple copies of the proxy statement at his or her address and would like to request "householding" of communications should contact his or her broker or, if shares are registered in the stockholder's name, our Secretary, at the address or telephone number provided above.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

    Public Reference Room
    Station Place
    100 F Street, N.W.
    Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, Station Place, 100 F Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at http://www.sec.gov. You may also retrieve this information from our website at www.emrise.com. Information contained on our website is not incorporated in or made a part of this proxy statement.

        A copy of our annual report on Form 10-K for the year ended December 31, 2010 is being made available with this proxy statement.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at EMRISE Corporation, 894 Faulstich Court, San Jose, California 95112, Attention: Secretary, or by telephone at (408) 208-3598 or e-mail at bfesta@emrise.com. If you would like to request documents, please do so by June 3, 2011, in order to receive them before the annual meeting.

        No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated May     , 2011. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

ANNEX A

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
EMRISE CORPORATION
a Delaware corporation

        EMRISE Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

          1.     The name of the corporation (hereinafter called the "Corporation") is EMRISE Corporation.

          2.     The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 14, 1989 (the "Certificate").

          3.     The Certificate was amended and restated by filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on May 9, 2005 (the "Restated Certificate").

          4.     The Restated Certificate was amended by filing of the Certificate of Amendment of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on November 19, 2008 (the "Amendment").

          5.     The Restated Certificate, as amended by the Amendment, are hereby amended by deleting the text of the first paragraph of Article IV and replacing it in its entirety with the following:

    The Corporation is authorized to issue one class of capital stock to be designated "Common Stock" and another class of capital stock to be designated "Preferred Stock." The total number of shares of Common Stock that the Corporation is authorized to issue is seventy five million (75,000,000), with a par value of $0.0033 per share. The total number of shares of Preferred Stock that the corporation is authorized to issue is ten million (10,000,000), with a par value of $0.01 per share.

          6.     The foregoing amendment to the Restated Certificate, as amended by the Amendment, has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation, as amended, to be executed and acknowledged by the undersigned on this            day of                , 2011.

EMRISE CORPORATION
By:
Name:
Title:

A-1

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000109040_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR Carmine T. Oliva as a Class III director to serve a three-year term. 1. Election of Directors Nominees 01 Carmine T. Oliva EMRISE CORPORATION 2530 MERIDIAN PARKWAY DURHAM, NORTH CAROLINA 27713 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2. and 3. For Against Abstain 2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, to decrease the number of authorized shares of our common stock from 150,000,000 to 75,000,000. 3. To consider and vote upon a proposal to ratify the selection of BDO USA, LLP, our independent registered public accountant, to audit our consolidated financial statements for 2011. NOTE: At their discretion, the named proxies are authorized to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000109040_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . EMRISE CORPORATION Annual Meeting of Stockholders June 24, 2011 This proxy is solicited by the Board of Directors Carmine T. Oliva and Brandi L. Festa, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of EMRISE Corporation to be held on June 24, 2011 or at any and all postponements or adjournments thereof. This proxy, when properly executed, will be voted in the manner directed herein. Where a vote is not specified, the proxies will vote shares represented by this proxy for the nominee for director and for proxy item nos. 2 and 3 and will vote in their discretion on such other matters that may properly come before the meeting and at any adjournment or postponement of such meeting. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side